TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288
August 18, 2006

Western Goldfields, Inc.
6520 E. Highway 78
Brawley, California 92227

Ladies and Gentlemen:

We have acted as special counsel to Western Goldfields, Inc., an Idaho corporation (the “Company”), in connection with the filing of Amendment No. 1 to a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time of an aggregate of 49,638,450 shares (the “Registered Shares”) of common stock, par value $0.01 per share (the “Common Stock”), to certain investors named therein. Of the Registered Shares, 23,187,501 shares (the “Issued and Outstanding Registered Shares”) are currently issued and outstanding, 12,624,999 shares (the “Warrant Shares”) are issuable upon the exercise of warrants (the “Warrants”) and 13,825,950 shares (the “Option Shares”) are issuable upon the exercise of options (the “Options”).

In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date; (ii) copies of resolutions of the Board of Directors of the Company regarding the authorization, issuance and sale of the Registered Shares, and the Warrants and Options pursuant to which certain of the Registered Shares are issuable; (iii) the form of the Warrants; (iv) the form of the Options; (v) the Registration Statement; and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

We have also assumed that: (i) all Registered Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and, in the case of the Warrant Shares and the Option Shares, pursuant to and in accordance with the Warrants and Options, respectively; (ii) at the time of any offering or sale of any shares of Common Stock upon the exercise of the Warrants and Options, the Company will have such number of shares of Common Stock authorized or created and available for issuance as may be offered and sold and as are issuable upon the exercise of the Warrants and the Options; (iii) there shall be no change in law affecting the validity of any of the shares of Common Stock (between the date hereof and the date of issuance and sale of such shares of Common Stock); and (iv) all parties to agreements involving the issuance or sale of the shares of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Issued and Outstanding Registered Shares are legally issued, fully paid and non-assessable shares of Common Stock; (ii) the Warrant Shares will be, upon the issuance thereof in accordance with the terms of the Warrants, legally issued, fully paid and non-assessable shares of Common Stock; and (iii) the Option Shares will be, upon the issuance thereof in accordance with the terms of the Options, legally issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters “ in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP